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                                                                     EXHIBIT 5.1

                          [PERKINS COIE LLP LETTERHEAD]

                                December 18, 2003

Poet Holdings, Inc.
Weisenkamp 22B
D-23459 Hamburg
Germany

         RE:      REGISTRATION STATEMENT ON FORM S-8 OF SHARES OF COMMON STOCK,
                    PAR VALUE $0.001 PER SHARE, OF POET HOLDINGS, INC. (THE "COMPANY")

Ladies and Gentlemen:

         We have acted as counsel for you in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), which you are filing with the Securities and Exchange Commission with respect to up to 250,000 shares (the "Shares") of Common Stock, par value $0.001 per share, issuable pursuant to the Company's 2001 NonStatutory Stock Option Plan (the "Plan").

         We have examined the Registration Statement and such documents and records of the Company and other documents as we have deemed relevant and necessary for the purpose of this opinion. In giving this opinion, we are assuming the authenticity of all instruments presented to us as originals, the conformity with originals of all instruments presented to us as copies and the genuineness of all signatures.

         Based upon and subject to the foregoing, we are of the opinion that any of the Shares that may be issued and sold by the Company pursuant to the Plan have been duly authorized and that, upon due execution by the Company of certificates representing such Shares, the registration by its registrar of such Shares and the sale thereof and the receipt by the Company of consideration therefor in accordance with the terms of the Plan, such Shares will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                                     Very truly yours,

                                                     /s/ Perkins Coie LLP
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